Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-45569


                      Prospectus Supplement

      The Prospectus dated February 4, 1998 relating to the offer for resale of up to $250,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.80% Convertible Subordinated Notes due September 16, 2004 is hereby supplemented to include the following information in the "Selling Securityholders" table in the Prospectus Supplement dated February 25, 1998:

                                                Principal Amount
                                                 of Registered
                  Selling Holders                    Notes
                  ---------------               ----------------
Goldman Sachs & Company (1)...................    $1,019,000
                                                  ----------
Total of Above................................    $1,019,000
                                                  ==========


(1) Goldman Sachs & Company was an Initial Purchaser of the
    1.80% Convertible Subordinated Notes due September 16, 2004 when such Notes were originally sold in a private placement.


      The "Selling Securityholders" table in the Prospectus, as supplemented, is amended so that the principal amount of registered Notes held by Morgan Stanley Dean Witter is decreased from $9,355,000 to $2,530,000.






         This Prospectus Supplement is dated June 1, 1998.